Exhibit 99.1

News Release

Superior Reports Second Quarter 2023 Financial Results

Solid Growth in Value-Added Sales and Adjusted EBITDA

Continued Focus on Commercial and Operational Discipline

Second Quarter 2023 Financial Highlights:

•
Net Sales decreased 14% YoY to $373M
•
Value-Added Sales Adjusted for FX1 increased 7% YoY to $198M
•
Net loss of $0.1M; YoY decrease of $11M
•
Adjusted EBITDA1 of $52M; margin2 of 26%
•
Cash Flow Used By Operating Activities of $28M; Net Debt1 declined to $458M
•
Content per Wheel1 of $52.41, up 13% YoY

SOUTHFIELD, MICHIGAN – August 3, 2023 – Superior Industries International, Inc. (“Superior” or the “Company”) (NYSE:SUP) today reported financial results for the second quarter ended June 30, 2023.

($ in millions)
	Three Months		Six Months
	2Q 2023	2Q 2022	YTD 2023	YTD 2022
Net Sales
North America	$208.2	$259.7	$419.8	$486.9
Europe	164.4	171.9	333.7	345.2
Global	$372.6	$431.5	$753.6	$832.1

Value-Added Sales (1)
North America	$104.5	$96.3	$210.2	$194.2
Europe	95.8	89.2	192.7	180.7
Global	$200.2	$185.5	$402.9	$374.9

“Our team delivered strong results in the quarter which underscores our ongoing emphasis on operational excellence and commercial discipline. We delivered Value-Added Sales and Adjusted EBITDA above pre-Covid levels, while navigating market volatility, lower aftermarket volumes, and collaborating with customers on the recovery of cost inflation. Further, demand for larger and lighter wheels with premium finishes continues to deliver significant content growth, as it has for 17 consecutive quarters” commented Majdi Abulaban, President and Chief Executive Officer of Superior. “We have made good progress in executing the 10% overhead reduction plan we previously discussed and I’m pleased that we are on plan. Further, we have increased focus on improving margins in Europe by taking a holistic look at our business.”

1 See “Non-GAAP Financial Measures” below for a definition and reconciliation to the most comparable GAAP measure.

2 Adjusted EBITDA as % of Value-Added Sales Adjusted for FX1

Second Quarter Results

Net sales for the second quarter of 2023 were $373 million, compared to net sales of $432 million in the prior year period. The decline in net sales compared to the prior year period is due to lower cost of aluminum and lower unit shipments. Value-Added Sales, a Non-GAAP financial measure, was $200 million for the second quarter of 2023, compared to $186 million in the prior year period. Value-Added Sales increased compared to the prior year period notwithstanding the decline in unit shipments largely due to the pass-through of cost inflation to customers. Content per Wheel, a Non-GAAP financial measure, was $52.41, up 13% compared to the prior year quarter, due to the continuing consumer preference for larger wheels with more complex finishes and pricing to recover inflation. See “Non-GAAP Financial Measures” below and the reconciliation of consolidated net sales to Value-Added Sales and Value-Added Sales Adjusted for Foreign Exchange in this press release.

Gross profit for the second quarter of 2023 was $41 million, compared to $43 million in the prior year period, because of fewer unit shipments and restructuring charges associated with the initiative to reduce our cost structure.

Selling, general, and administrative (“SG&A”) expenses for the second quarter of 2023 were $17 million, flat compared to the prior year period.

Operating income for the second quarter of 2023 was $24 million, compared to $26 million in the prior year period. The decrease is due to lower gross profit.

The tax provision for the second quarter of 2023 was $6 million, compared to a provision of $5 million in the second quarter of 2022.

For the second quarter of 2023, the Company reported a net loss of $0.1 million, or loss per diluted share of $0.35. This compares to net income of $11 million, and earnings per diluted share of $0.07, in the second quarter of 2022. See “Earnings per Share Calculation” in this press release.

Adjusted EBITDA, a Non-GAAP financial measure, was $52 million for the second quarter of 2023, or 26% of Value-Added Sales, which compares to $51 million, or 28% of Value-Added Sales, in the prior year period. The decrease in Adjusted EBITDA margin was primarily due to higher recovery of cost inflation from customers in Q2 of 2022, as well as lower unit shipments in Q2 of 2023. See “Non-GAAP Financial Measures” below and the reconciliation of net income to Adjusted EBITDA in this press release.

The Company reported Cash Flow Used By Operating Activities of $28 million in the second quarter of 2023, compared to $12 million of Cash Flow Provided By Operating Activities during the second quarter of 2022. Free Cash Flow, a Non-GAAP financial measure, was negative $37 million, compared to negative Free Cash Flow of $8 million in the prior year period. See “Non-GAAP Financial Measures” below and the reconciliation of cash flow from operations to Free Cash Flow in this press release.

Financial Position

As of June 30, 2023, Superior had funded debt of $639 million and Net Debt, a Non-GAAP financial measure, of $458 million, compared to funded debt of $593 million and Net Debt of $471 million as of June 30, 2022. The decline in Net Debt is primarily due to Free Cash Flow for the twelve months ended June 30, 2023. See “Non-GAAP Financial Measures” below and the reconciliation of funded debt to Net Debt in this press release.

2023 Outlook

Superior’s full year 2023 outlook remains as follows:

FY 2023 Outlook
Unit Shipments	15.0 - 15.8 million
Net Sales	$1.55 - $1.63 billion
Value-Added Sales	$755 - $795 million
Adjusted EBITDA	$170 - $190 million
Cash Flow from Operations	$110 - $130 million
Capital Expenditures	~$65 million

Value-Added Sales and Adjusted EBITDA are Non-GAAP measures, as defined below. In reliance on the safe harbor provided under section 10(e) of Regulation S-K, Superior has not quantitatively reconciled from net income, the most comparable GAAP measure, to Adjusted EBITDA presented in the 2023 outlook, as Superior is unable to quantify certain amounts included in net income without unreasonable efforts and due to the inherent uncertainty regarding such variables. Superior also believes that such reconciliation would imply a degree of precision that could potentially be confusing or misleading to investors. However, the magnitude of these amounts may be significant.

Conference Call

Superior will host a conference call beginning at 8:30 AM ET on Thursday, August 3, 2023. The conference call may be accessed by dialing +1 786 697 3501 for participants in the U.S./Canada or 866 580 3963 for participants outside the U.S./Canada using the required conference ID 1143901 when prompted by the operator. The live conference call can also be accessed by logging into the Company’s website at www.supind.com or by clicking this link: earnings call webcast. A replay of the webcast will be available on the Company’s website immediately following the conclusion of the call.

During the conference call, the Company's management plans to review operating results and discuss financial and operating matters. In addition, management may disclose material information in response to questions posed by participants during the call.

About Superior Industries

Superior is one of the world’s leading aluminum wheel suppliers. Superior’s team collaborates with customers to design, engineer, and manufacture a wide variety of innovative and high-quality products utilizing the latest light weighting and finishing technologies. Superior serves the European aftermarket with the brands ATS®, RIAL®, ALUTEC®, and ANZIO®. Headquartered in Southfield, Michigan, Superior is listed on the New York Stock Exchange. For more information, please visit www.supind.com.

Non-GAAP Financial Measures

In addition to the results reported in accordance with GAAP included throughout this earnings release, this release refers to the following Non-GAAP measures:

“Adjusted EBITDA,” defined as earnings before interest income and expense, income taxes, depreciation, amortization, restructuring charges and other closure costs and impairments of long-lived assets and investments, changes in fair value of redeemable preferred stock embedded derivative, acquisition and integration, certain hiring and separation related costs, proxy contest fees, gains associated with early debt extinguishment and accounts receivable factoring fees. “Value-Added Sales," defined as net sales less the value of aluminum and other costs, as well as outsourced service provider (“OSP”) costs that are included in net sales. “Value-Added Sales Adjusted for FX," which is also referred to as “Value-Added Sales Adjusted for Foreign Exchange,” defined as Value-Added Sales adjusted for the impact of foreign exchange translation. “Content per Wheel,” defined as Value-Added Sales Adjusted for Foreign Exchange on a per unit (wheel) shipment basis. “Free Cash Flow,” defined as the net cash from operations, investing activities, and non-debt components of financing activities. “Net Debt,” defined as total funded debt less cash and cash equivalents.

For reconciliations of these Non-GAAP measures to the most directly comparable GAAP measure, see the attached supplemental data pages. Management believes these Non-GAAP measures are useful to management and may be useful to investors in their analysis of Superior’s financial position and results of operations. Further, management uses these Non-GAAP financial measures for planning and forecasting purposes. This Non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP and may be different from similar measures used by other companies.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by the use of future dates or words such as “assumes,”, “may,” “should,” “could,” “will,” “expects,” “expected,” “seeks to,” “anticipates,” “plans,” “believes,” “estimates,” “foresee,” “intends,” “outlook,” “guidance,” “predicts,” “projects,” “projecting,” “potential,” “targeting,” “will likely result,” or “continue,” or the negative of such terms and other comparable terminology. These statements also include, but are not limited to, the 2023 outlook included herein, the impact of COVID-19 and the resulting supply chain disruptions, increased energy costs, semiconductor shortages, and rising interest rates, as well as the Russian military invasion of Ukraine (the “Ukraine Conflict”), on our future growth and earnings. These statements include our belief regarding general automotive industry market conditions and growth rates, as well as domestic and international economic conditions. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, risks, and uncertainties discussed in Superior's Securities and Exchange Commission filings and reports, including Superior’s current Annual Report on Form 10-K, and other reports from time to time filed with the Securities and Exchange Commission. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this release.

Contact:

Superior Investor Relations

(248) 234-7104

Investor.Relations@supind.com

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
Condensed Consolidated Statements of Income (Loss) (Unaudited)
(Dollars in Millions, Except Per Share Amounts)

	Three Months		Six Months
	2Q 2023	2Q 2022	YTD 2023	YTD 2022
Net Sales	$372.6	$431.5	$753.6	$832.1
Cost of Sales	331.6	388.9	678.0	748.8
Gross Profit	$41.0	$42.6	$75.6	$83.2

SG&A Expenses	17.0	16.7	36.5	33.7
Income From Operations	$24.0	$25.9	$39.2	$49.5

Interest Expense, net	(15.7)	(10.3)	(31.4)	(20.3)
Other (Expense) Income, net	(2.6)	0.7	(2.8)	0.6
Income Before Income Taxes	$5.7	$16.2	$5.0	$29.8

Income Tax Provision	(5.8)	(5.4)	(9.1)	(8.9)
Net (Loss) Income	$(0.1)	$10.8	$(4.1)	$20.9

(Loss) Earnings Per Share:
Basic	$(0.35)	$0.07	$(0.84)	$0.11
Diluted	$(0.35)	$0.07	$(0.84)	$0.11

Weighted Average and Equivalent Shares Outstanding for EPS (in Thousands):
Basic	28,035	26,918	27,669	26,659
Diluted	28,035	27,422	27,669	27,336

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(Dollars in Millions)

			6/30/2023	12/31/2022
Current Assets			$524.4	$508.9
Property, Plant and Equipment, net			476.8	474.0
Intangibles and Other Assets			159.0	150.9
Total Assets			$1,160.2	$1,133.7

Current Liabilities			$230.9	$251.3
Long-Term Liabilities			670.3	683.8
Redeemable Preferred Shares			235.1	222.8
European Non-controlling Redeemable Equity			1.1	1.1
Shareholders’ Equity (Deficit)			22.8	(25.3)
Total Liabilities and Shareholders’ Equity			$1,160.2	$1,133.7

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Dollars in Millions)

	Three Months		Six Months
	2Q 2023	2Q 2022	YTD 2023	YTD 2022
Net (Loss) Income	$(0.1)	$10.8	$(4.1)	$20.9
Depreciation and Amortization	23.5	23.1	46.3	47.2
Income tax, Non-cash Changes	9.0	2.1	11.3	4.1
Stock-based Compensation	2.2	2.0	3.0	4.7
Amortization of Debt Issuance Costs	1.2	1.2	2.4	2.5
Other Non-cash Items	(2.3)	(1.4)	-	(1.0)
Changes in Operating Assets and Liabilities:
Accounts Receivable	(11.5)	4.9	(24.8)	(35.5)
Inventories	8.6	(2.2)	1.4	(38.7)
Other Assets and Liabilities	(3.3)	(5.7)	0.8	(1.3)
Accounts Payable	(45.0)	(24.4)	(12.8)	53.8
Income Taxes	(9.8)	1.6	(12.3)	0.7
Cash Flow (Used In) Provided By Operating Activities	$(27.6)	$12.2	$11.2	$57.2

Capital Expenditures	(6.2)	(16.3)	(21.8)	(34.3)
Proceeds from Sale of Property, Plant and Equipment	-	-	-	0.2
Net Cash Used In Investing Activities	$(6.2)	$(16.3)	$(21.8)	$(34.1)

Debt Repayment	(10.2)	(1.2)	(12.4)	(2.5)
Cash Dividends	(3.4)	(3.4)	(6.7)	(6.8)
Payments Related to Tax Withholdings for Stock-Based Compensation	-	(0.1)	(3.3)	(1.8)
Finance Lease Payments	(0.3)	(0.2)	(0.6)	(0.5)
Cash Flow Used In Financing Activities	$(13.8)	$(4.9)	$(23.0)	$(11.6)

Effect of Exchange Rate on Cash	-	(2.4)	1.7	(2.7)
Net Change in Cash	$(47.5)	$(11.4)	$(31.9)	$8.8

Cash - Beginning	228.6	133.7	213.0	113.5
Cash - Ending	$181.1	$122.3	$181.1	$122.3

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
Earnings Per Share Calculation (Unaudited)
(Dollars and Outstanding Shares in Millions, Except Per Share Amounts)

	Three Months		Six Months
	2Q 2023	2Q 2022	YTD 2023	YTD 2022
Basic EPS Calculation(1)
Net (Loss) Income	$(0.1)	$10.8	$(4.1)	$20.9
Less: Accretion of Preferred Stock	(6.3)	(5.6)	(12.4)	(11.1)
Less: Redeemable Preferred Stock Dividends	(3.4)	(3.4)	(6.7)	(6.8)
Numerator	$(9.8)	$1.8	$(23.2)	$3.0

Denominator: Weighted Avg. Shares Outstanding	28.0	26.9	27.7	26.7

Basic (Loss) Earnings Per Share	$(0.35)	$0.07	$(0.84)	$0.11

Diluted EPS Calculation(1)
Net (Loss) Income	$(0.1)	$10.8	$(4.1)	$20.9
Less: Accretion of Preferred Stock	(6.3)	(5.6)	(12.4)	(11.1)
Less: Redeemable Preferred Stock Dividends	(3.4)	(3.4)	(6.7)	(6.8)
Numerator	$(9.8)	$1.8	$(23.2)	$3.0

Weighted Avg. Shares Outstanding-Basic	28.0	26.9	27.7	26.7
Dilutive Stock Options and Restricted Stock Units	-	0.5	-	0.7
Denominator: Weighted Avg. Shares Outstanding	28.0	27.4	27.7	27.3

Diluted (Loss) Earnings Per Share	$(0.35)	$0.07	$(0.84)	$0.11

(1) Basic earnings per share is computed by dividing net income (loss), after deducting preferred dividends and accretion and European non-controlling redeemable equity dividends, by the weighted average number of common shares outstanding. For purposes of calculating diluted earnings per share, the weighted average shares outstanding includes the dilutive effect of outstanding stock options and time and performance based restricted stock units under the treasury stock method. The redeemable preferred shares are not included in the diluted earnings per share because the conversion would be anti-dilutive for the periods ended June 30, 2023 and 2022.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
Non-GAAP Financial Measures (Unaudited)
(Dollars in Millions and Units in Thousands, Except Per Wheel)

Value-Added Sales; Value-Added Sales Adjusted for Foreign Exchange; and Content per Wheel
	Three Months		Six Months
	2Q 2023	2Q 2022	YTD 2023	YTD 2022
Net Sales	$372.6	$431.5	$753.6	$832.1
Less: Aluminum, Other Costs, and Outside Service Provider Costs	(172.4)	(246.0)	(350.7)	(457.1)
Value-Added Sales	$200.2	$185.5	$402.9	$374.9
Currency Impact on Current Period Value-Added Sales	(2.0)	-	2.3	-
Value-Added Sales Adjusted for Foreign Exchange	$198.2	$185.5	$405.2	$374.9

Wheels Shipped	3,781	4,004	7,639	8,088
Content per Wheel	$52.41	$46.33	$53.05	$46.35

Adjusted EBITDA	Three Months		Six Months
	2Q 2023	2Q 2022	YTD 2023	YTD 2022
Net (Loss) Income	$(0.1)	$10.8	$(4.1)	$20.9
Adjusting Items:
- Interest Expense, net	15.7	10.3	31.4	20.3
- Income Tax Provision	5.8	5.4	9.1	8.9
- Depreciation	18.6	17.6	36.6	35.4
- Amortization	4.9	5.6	9.7	11.8
- Restructuring and Other	6.2	0.8	12.8	1.8
- Factoring Fees	0.9	0.8	2.0	1.4
	$52.1	$40.5	$101.6	$79.6
Adjusted EBITDA	$52.0	$51.3	$97.5	$100.6

Free Cash Flow	Three Months		Six Months
	2Q 2023	2Q 2022	YTD 2023	YTD 2022
Cash Flow (Used In) Provided By Operating Activities	$(27.6)	$12.2	$11.2	$57.2
Net Cash Used In Investing Activities	(6.2)	(16.3)	(21.8)	(34.1)
Cash Payments for Non-debt Financing Activities	(3.4)	(3.5)	(10.0)	(8.6)
Free Cash Flow	$(37.2)	$(7.6)	$(20.6)	$14.5

Outlook for Full Year 2023 Value-Added Sales	Outlook Range
Net Sales Outlook	$1,550.0	$1,630.0
Less: Aluminum, Other Costs, and Outside Service Provider Costs	(795.0)	(835.0)
Value-Added Sales Outlook	$755.0	$795.0

Net Debt
	6/30/2023	6/30/2022
Long Term Debt (Less Current Portion) (1)	$631.4	$587.4
Short Term Debt	7.2	5.6
Total Debt (1)	638.6	593.0
Less: Cash and Cash Equivalents	(181.1)	(122.3)
Net Debt	$457.5	$470.7

(1) Excluding Debt Issuance Cost